Exhibit 3.2

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Amendment to

Certificate of Designation

After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Galectin Therapeutics, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series B-l Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

By its Articles of Incorporation, as amended, and in accordance with Section 78.1955 of the Revised Statutes of the State of Nevada, the Board of Directors adopted a resolution amending the Certificate of Designation of Preferences, Rights and Limitations of Series B-l Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock, as further described in Exhibit A attached hereto.

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Designation - After Revised: 1-5-15

GALECTIN THERAPEUTICS, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B-l CONVERTIBLE PREFERRED STOCK

SERIES B-2 CONVERTIBLE PREFERRED STOCK AND

SERIES B-3 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE

NEVADA REVISED STATUTES

The undersigned, Peter G. Traber, MD, does hereby certify that:

1. He is the Chief Executive Officer and President of Galectin Therapeutics, Inc., a Nevada corporation (the “Corporation”).

2. The Corporation is authorized to issue 20,000,000 shares of undesignated stock of which 900,000 have been designated for issuance as Series B-l Convertible Preferred Stock, 2,100,000 have been designated for issuance as Series B-2 Convertible Preferred Stock and 6,000,000 have been designated for issuance as Series B-3 Convertible Preferred Stock as set forth in the Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-l Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series B-3 Convertible Preferred Stock (the “Certificate of Designation”). (The Series B-l Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock and the Series B-3 Convertible Preferred Stock are, collectively, the “Series B Preferred Stock”).

3. On March 23, 2017, the Board of Directors of the Corporation voted to approve the First Amendment (the “First Amendment”) to the Certificate of Designation, which First Amendment reduces the number of shares designated to the Series B-3 Convertible Preferred Stock from 6,000,000 shares to 2,508,000 shares, and to file this First Amendment to accomplish such amendment.

4. The holders of all of the Series B Preferred Stock have approved this First Amendment. There is no class or series of stock which is senior to the Series B Preferred Stock as to the payment of distributions upon dissolution of the Corporation, and therefore the approval of any other class or series of stock of the Corporation to the amendments to the Certificate of Designation is not required pursuant to NRS 78.1955(3).

5. The Certificate of Designation is hereby amended by striking Section 2 thereof and inserting the following in lieu thereof:

“Section 2. Designation, Amount and Par Value. Three or more series of preferred stock shall be designated as the Corporation’s (a) Series B-l Convertible Preferred Stock (the “Series B-l Preferred”), of which the number of shares so designated shall be 900,000, (b) Series B-2 Convertible Preferred Stock (the “Series B-2 Preferred”), of which the number of shares so designated shall be 2,100,000 and (c) Series B-3 Convertible Preferred Stock (the “Series B-3 Preferred,” and collectively with the Series B-l Preferred and the Series B-2 Preferred, the “Preferred Stock”), of which the number of shares so designated shall be 2,508,000, for a total of 5,508,000 shares of Preferred Stock. The Series B-3 may be issued in one or more sub-series. Each share of Preferred Stock shall have a par value of $0.01 per share and (a) each share of Series

B-l Preferred and Series B-2 Preferred shall have a stated value equal to $2.00 and (b) each share of each sub-series of Series B-3 Preferred Stock shall have a stated value equal to $1.00(the “Stated Value”). Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.”

6. Except as amended hereby, the Certificate of Designation shall remain in full force and effect.

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